UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 14, 2007
COOPER TIRE & RUBBER COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	1-04329	34-4297750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 423-1321
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 1.01. Entry into a Material Definitive Agreement.
     On August 30, 2006, Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), established a $175 million accounts receivable securitization facility (the “Securitization Facility”). Pursuant to a Purchase and Sale Agreement, dated as of August 30, 2006 (the “Purchase and Sale Agreement”), by and among the Company, Oliver Rubber Company, a California corporation and wholly-owned subsidiary of the Company (“Oliver”), and Cooper Receivables LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“CRLLC”), the Company agreed to sell certain of its and Oliver’s domestic trade receivables, on a continuous basis, to CRLLC in exchange for cash or a short-term note. In turn, CRLLC agreed to sell from time to time senior undivided ownership interests in the purchased trade receivables, without recourse, to PNC Bank, National Association pursuant to a Receivables Purchase Agreement, dated as of August 30, 2006 (the "Receivables Purchase Agreement”), for the benefit of the purchasers named in such Receivables Purchase Agreement. This transaction was reported by the Company in a Current Report on Form 8-K filed on August 31, 2006.
     On November 30, 2006, the Company, CRLLC, PNC Bank, National Association, and Market Street Funding LLC amended the calculation of the percentage of consolidated indebtedness to consolidated capitalization covenant (the “Leverage Covenant”) in the Securitization Facility. This amendment was made in anticipation of the Company’s adoption of Financial Accounting Standards Board Statement No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans, as of December 31, 2006 (“FASB 158”). The amendment to the Leverage Covenant excluded the impact that the adoption of FASB 158 will have on the Company’s consolidated stockholders’ equity. This amendment was reported by the Company in a Current Report on Form 8-K filed on December 1, 2006.
     On September 14, 2007, the Company, CRLLC, PNC Bank, National Association, and Market Street Funding LLC entered into a further amendment to the $175 million accounts receivable securitization facility (the “Amendment”) to:
•	Exclude the sale of certain receivables currently being sold by Oliver to CRLLC in anticipation of the Company’s sale of Oliver to Michelin North America, Inc. a New York corporation (as such sale was reported by the Company in a Current Report on Form 8-K filed on July 31, 2007);

•	Exclude the sale of certain receivables from The Pep Boys — Manny, Moe & Jack, a Pennsylvania corporation (“Pep Boys”) currently being sold to CRLLC;

•	Reduce, as a result of the exclusions described in the previous two bullet points, the size of the Securitization Facility from $175 million to $125 million (as reduced, the “Reduced Securitization Facility”);

•	Extend the maturity date of the Reduced Securitization Facility from August 2009 into September 2010; and

2

•	Allow for the issuance of standby letters of credit to primarily support the Company’s workers’ compensation insurance programs.
     The summary of the Amendment described above is qualified in its entirety by reference to the First Amendment to Purchase and Sale Agreement, dated as of September 14, 2007, by and among CRLLC, the Company, PNC Bank, National Association, and Market Street Funding LLC, and the Amended and Restated Receivables Purchase Agreement, dated as of September 14, 2007, by and among CRLLC, the Company, PNC Bank, National Association, and Market Street Funding LLC, attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Description

10.1	First Amendment to Purchase and Sale Agreement, dated as of September 14, 2007, by and among Cooper Receivables LLC, Cooper Tire & Rubber Company, PNC Bank, National Association, and Market Street Funding LLC

10.2	Amended and Restated Receivables Purchase Agreement, dated as of September 14, 2007, by and among Cooper Receivables LLC, Cooper Tire & Rubber Company, PNC Bank, National Association, and Market Street Funding LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ Jack Jay McCracken
	Name:	Jack Jay McCracken
	Title:	Assistant Secretary

Date: September 20, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.1	First Amendment to Purchase and Sale Agreement, dated as of September 14, 2007, by and among Cooper Receivables LLC, Cooper Tire & Rubber Company, PNC Bank, National Association, and Market Street Funding LLC

10.2	Amended and Restated Receivables Purchase Agreement, dated as of September 14, 2007, by and among Cooper Receivables LLC, Cooper Tire & Rubber Company, PNC Bank, National Association, and Market Street Funding LLC